UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement.

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

Saul Centers, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 28, 2006

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on April 28, 2006, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the southwest corner of the Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda Metro Stop on the Metro Red Line), for the following purposes:

1.	To elect four directors to serve until the annual meeting of stockholders in 2009, or until their successors are duly elected and qualified.

2.	To amend the Company’s First Amended and Restated Articles of Incorporation regarding stockholder ownership limits.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Common stockholders of record at the close of business on March 9, 2006 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 14, 2006

Bethesda, Maryland

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-5522

(301) 986-6200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

GENERAL

This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 28, 2006, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on March 9, 2006 will be entitled to vote.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum.

For Proposal 1, the four nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. For Proposal 2, the affirmative vote of at least two-thirds of the votes entitled to be cast on the proposal is required to amend the Company’s First Amended and Restated Articles of Incorporation (“Articles”). As a result, any shares not voted as a result of an abstention or a broker non-vote will have the effect of a vote against Proposal 2. For Proposal 3, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. As a result, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 3.

Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged Georgeson Shareholder to assist in the solicitation of proxies. The Company anticipates that it will incur total fees of $6,500 plus $5.00 per phone call plus out-of-pocket expenses. Neither the number of phone calls nor the out-of-pocket expenses can be estimated at this time. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to common stockholders on or about March 21, 2006.

As of the record date, March 9, 2006, 16,734,624 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), were issued, outstanding and eligible to vote. (Pursuant to the Company’s Deferred Compensation Plan for Directors, approximately 190,000 shares have been awarded, but are not eligible to vote until the shares are issued. See page 11.) Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 35.3% of the issued and outstanding shares of Common Stock, excluding 8.4% of the outstanding Common Stock held by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, two of four trustees of which are officers and/or directors of the Company. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposals set forth in this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

The Company will present the following proposals at the annual meeting. The Company has described in this proxy statement all the proposals that it expects will be made at the annual meeting. If a stockholder or the Company properly presents any other proposal to the meeting after March 21, 2006, the Company will, to the extent permitted by applicable law, use the stockholder’s proxies to vote shares on the proposal in the Company’s best judgment.

1.	Election of Directors

The Articles and the Amended and Restated Bylaws (“Bylaws”) of the Company provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors of the Company currently consists of 12 directors. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 2006 will serve until the annual meeting of stockholders in 2009 or until his replacement is elected and qualifies or until his earlier resignation or removal.

The nominees for election to the Board of Directors are:

Philip D. Caraci

Gilbert M. Grosvenor

Philip C. Jackson Jr.

David B. Kay

Each of the directors is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “The Board of Directors,” which begins on page 6. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than four nominees.

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR these directors.

2.	Amendment to the Articles to change the stock ownership limits by (a) increasing the current stock ownership limitation of B. Francis Saul II and affiliated entities from 29.9% to 39.9% of the outstanding shares of the Company’s equity stock and (b) decreasing the stock ownership limitation for all other stockholders of the Company from 5.0% to 2.5% of the outstanding shares of the Company’s equity stock.

Introduction

B. Francis Saul II, the Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”), and certain of his affiliated entities have actively participated in the Company’s Dividend Reinvestment Plan and from time to time have purchased shares of common stock in the open market. However, while Mr. Saul would like to continue to invest in the Company, he can no longer do so because of restrictions on the ownership of the Company’s equity stock contained in the First Amended and Restated Articles of Incorporation.

Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company (with Mr. Saul and Mr. B. Francis Saul III absenting themselves from the discussion and from the vote thereon) considered the proposed amendment and unanimously concluded it would be in best interests of the Company and the non-Saul affiliated stockholders. The directors each intend to vote all of the shares owned by them in favor of the amendment.

The Board of Directors concluded that:

•	continued participation by Mr. Saul and his affiliates in the Company’s Dividend Reinvestment Plan, on the same basis as other stockholders, provides the Company with valuable capital on an efficient basis which is necessary for the Company to grow,

•	open market purchases, when made, tend to support the price of the Company’s common stock on the New York Stock Exchange; and

•	allowing Mr. Saul to increase his ownership interest can only give him greater incentive to increase stockholder value for the benefit of all stockholders.

The proposed amendment is reflected in the Proposed Articles of Amendment (the “Amendment”) to the First Amended and Restated Articles of Incorporation (the “Articles”) attached as Annex A to this proxy statement.

Current REIT Stock Ownership Limitations in the Articles

In order for the Company to maintain its qualification as a real estate investment trust (a “REIT”) for federal income tax purposes, not more than 50% of the value of its outstanding shares of equity stock may be beneficially owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), taking into account certain constructive ownership rules and treating certain entities as individuals for purposes of the test. To facilitate the maintenance of the Company’s REIT qualification, the Articles impose two limitations on the ownership of the equity stock of the Company. Article VI of the Articles currently provides in substance that (a) Mr. Saul (or persons affiliated with Mr. Saul) may not own more than 24.9% of the outstanding equity stock of the Company (the “Existing Holder Limit”) and (b) no other person (defined to include both individuals and entities) can own more than 5.0% of the outstanding equity stock of the Company (the “Ownership Limit”). The Existing Holder Limit and the Ownership Limit are intended to limit the ownership of the Company’s equity stock by five persons to no more than 44.9% of the Company’s outstanding equity stock. As described below, the Board has granted a waiver to Mr. Saul that permits him to own up to 29.9% of the outstanding equity stock, which means that the current maximum amount of outstanding equity stock that can be owned by any five persons has increased to 49.9%.

The REIT stock ownership limitations under the Code and in the Articles involve technical and complex attribution and look-through rules. Under the attribution rules, shares of equity stock may be treated as owned by persons having specified relationships to the stockholder of record. Under the look-through rules, certain entities are treated as look-through entities such that the shares of equity stock owned by the entity will be treated as owned proportionally by individuals who are the beneficial owners of the entity. Entities such as mutual funds, and certain tax exempt pension plans and other trusts are pass-through entities for purposes of the look-through rules. As a result, even if one of these look-through entities acquires equity stock in excess of the Ownership Limit (pursuant to a waiver granted by the Board), such ownership may not necessarily result in any individual beneficially or constructively owning more than the percentage of our equity stock specified in the Ownership Limit.

Accordingly, the Board has the authority in its sole discretion to grant waivers for certain of the Company’s stockholders from the Existing Holder Limit and the Ownership Limit upon determining that granting such waiver will not adversely affect the Company’s ability to maintain its qualification as a REIT. Previously, the Board has granted Mr. Saul and his affiliates a waiver from the Existing Holder Limit to allow Mr. Saul and his affiliates to currently own up to 29.9% of the outstanding equity stock of the Company.

The Proposed Amendment

As shown on Annex A, the Board of Directors proposes to amend the Articles to: (a) increase the current Existing Holder Limit from 29.9% to 39.9% and (b) decrease the Ownership Limit from 5.0% to 2.5%, thereby limiting the ownership of the Company’s equity stock by five persons to no more than 49.9% and facilitating the preservation of the Company’s REIT qualification. The Company has been advised by counsel that, because the Existing Holder Limit and the Ownership Limit work in tandem to ensure the maintenance of the Company’s REIT qualification, the Existing Holder Limit cannot be increased without a corresponding decrease in the Ownership Limit.

While Mr. Saul would like to continue to invest in the Company, he can no longer do so because he and his affiliates are at the Existing Holder Limit. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company (with Mr. Saul and Mr. B. Francis Saul III absenting themselves from the discussion and from the vote thereon) considered the proposed amendment and unanimously concluded it would be in best interests of the Company and the non-Saul affiliated stockholders. The directors each intend to vote all of the shares owned by them in favor of the amendment.

The Board of Directors concluded that:

•	continued participation by Mr. Saul and his affiliates in the Company’s Dividend Reinvestment Plan, on the same basis as other stockholders, provides the Company with valuable capital on an efficient basis which is necessary for the Company to grow,

•	open market purchases, when made, tend to support the price of the Company’s common stock on the New York Stock Exchange; and

•	allowing Mr. Saul to increase his ownership interest can only give him greater incentive to increase stockholder value for the benefit of all stockholders.

The Company is currently in the process of determining whether, other than Mr. Saul and his affiliates, there are any persons that own in excess of the proposed Ownership Limit. The Company currently believes that if any persons own in excess of the proposed Ownership Limit, the number of such persons will be very small and such persons will be look-through entities, such as mutual funds, which may request a waiver from the Board from the Ownership Limit to own more than 2.5% of the Company’s capital stock. The Board has indicated that it intends to exercise its authority under the Articles to grant waivers to look-through entities, if necessary. As such, the Company does not believe a reduction in the Ownership Limit will have any current effect on our stockholders. In the future, all stockholders may increase their holdings up to 2.5% of the outstanding equity stock of the Company. Also, in the future, look-through entities, such as mutual funds, which have the greatest possibility of desiring to beneficially own greater than 2.5% of the outstanding stock, may request a waiver from the Board from the Ownership Limit. As stated above, the Board has indicated that it intends to exercise its authority under the Articles to grant waivers to look-through entities, if necessary.

Existing Anti-takeover Provisions

The Existing Holder Limit and the Ownership Limit have the effect of discouraging an acquisition of control of the Company without the approval of the Board. Although we believe that the additional deterrent effect from the Amendment will be minimal, it is possible that the Amendment may further deter a takeover of the Company or the removal of current management. In evaluating the risks associated with the Amendment, stockholders should keep in mind that the Articles, the Amended and Restated Bylaws of the Company and Maryland law already contain a number of provisions that might have an anti-takeover effect. In addition to the Existing Holder Limit and the Ownership Limit, the Company’s existing anti-takeover measures include the following:

•	authorization of the issuance of the Company’s preferred stock with powers, preferences or rights to be determined by the Board;

•	a staggered, fixed-size board of directors consisting of three classes of directors;

•	special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the President, by a majority of the directors or by stockholders possessing no less than 25% of all the votes entitled to be cast at the meeting;

•	the Board, without a stockholder vote, can classify or reclassify unissued shares of preferred stock;

•	a member of the Board may be removed only for cause upon the affirmative vote of 75% of the Board or 75% of the then-outstanding capital stock;

•	advance notice requirements for proposals to be presented at stockholder meetings; and

•	the terms of the Articles regarding business combinations and control share acquisitions.

Anti-takeover Effects of the Proposed Amendment

The Amendment, although consistent with protecting the Company’s status as a REIT, may make it more difficult for a stockholder to accumulate substantial stock holdings of the Company, and thereby delay, defer or prevent a change in control of the Company or other transactions by a third party without the consent of the Board. In addition, the Amendment may prevent stockholders of the Company from receiving the benefit from any premium to the market price of the Company’s equity stock offered by a bidder in a takeover context. For this reason, the current directors and executive officers of the

Company may have an interest in the approval of the Amendment that other stockholders of the Company may not share. The Amendment is not in response to any present effort, of which the Board is aware, to accumulate the Company’s equity stock or to obtain control of the Company. However, even in the absence of a takeover attempt, the existence of anti-takeover provisions such as the Amendment may adversely affect the prevailing market price of the Company’s equity stock if they are viewed as discouraging attempts in the future. Given the existing anti-takeover measures, including the current Existing Holder Limit and Ownership Limit, which already have the effect of discouraging an acquisition of control of the Company without the approval of the Board, the Board of Directors believes that the additional deterrent effect from the Amendment will be minimal. The Board does not presently intend to propose other anti-takeover provisions in future solicitations, although it may do so.

Vote Required to Approve the Amendment

Approval of the Amendment requires the affirmative vote of two-thirds of all the votes entitled to be cast on the proposal at the Annual Meeting by the holders of the voting securities of the Company. For purposes of the vote on the Amendment, abstentions and broker non-votes will have the same effect as votes against the Amendment.

Board Recommendation

Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company (with Mr. Saul and Mr. B. Francis Saul III absenting themselves from the discussion and from the vote thereon) considered the proposed amendment and unanimously concluded it would be in best interests of the Company and the non-Saul affiliated stockholders.

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR the amendment to the Articles.

Each of the directors intends to vote all shares owned by him in favor of the Amendment.

3.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Services provided to the Company by Ernst & Young LLP in 2005 are described under “2005 and 2004 Independent Registered Public Accounting Firm Fee Summary” on page 17.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.

THE BOARD OF DIRECTORS

The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee and director, current directorships held and the positions they currently hold with the Company. The information is as of March 9, 2006 unless otherwise indicated.

Name	Age	Principal Occupation and Current Directorships
Class One Directors–Term Ends at 2009 Annual Meeting (if elected)

Philip D. Caraci	67	Vice Chairman since March 2003, Director since June 1993. President from 1993 to March 2003. Senior Vice President and Secretary of the B.F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B.F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B.F. Saul Property Company from 1986 to 2003. Trustee of the B.F. Saul Real Estate Investment Trust*.

Gilbert M. Grosvenor	74	Director since June 1993. President (1980 through 1996) and Chairman of the Board of Trustees since 1987 of the National Geographic Society, with which he has been associated since 1954. Director of Chevy Chase Bank, F.S.B.*, and a Trustee of the B.F. Saul Real Estate Investment Trust*.

Philip C. Jackson, Jr.	77	Director since June 1993. Adjunct Professor Emeritus at Birmingham-Southern College from 1989 to 1999. Member of the Thrift Depositors’ Protection Oversight Board from 1990 until 1993. Vice Chairman and a Director of Central Bancshares of the South (Compass Bancshares, Inc.) from 1980 to 1989. Member of the Board of Governors of the Federal Reserve System from 1975 to 1978. Director of Enterprise Products Partners GP* since 2005.

David B. Kay	49	Director since October 2002. Managing Director of Navigant Consulting, Inc. since 2005. Chief Financial Officer of J.E. Robert Companies from 2002 to 2005. Partner with Arthur Andersen LLP from 1990 to 2002. Director of Chevy Chase Bank, F.S.B.* and Capital Automotive REIT*

Class Two Directors–Term Ends at 2007 Annual Meeting

General Paul X. Kelley	77	Director since June 1993. Partner, J. F. Lehman & Company since 1998. Chairman of American Battle Monuments Commission from 2001 to 2005. Commandant of the Marine Corps and member of the Joint Chiefs of Staff from 1983 to 1987. Director of OAO Technology Solutions, Inc. and London Life Reinsurance Company.

Charles R. Longsworth	76	Director since June 1993. Chairman Emeritus of Colonial Williamsburg Foundation. President and Trustee of Colonial Williamsburg Foundation from 1977 through 1994. President Emeritus, Hampshire College. Chairman Emeritus, Trustees of Amherst College.

Patrick F. Noonan	63	Director since June 1993. Chairman Emeritus of The Conservation Fund. Chairman of The Conservation Fund from 1985 through 2003. Trustee of the National Geographic Society. Member of the Board of Advisors of Duke University School of the Environment. Director of Ashland Inc.* Member of the President’s Commission on White House Fellows.

B. Francis Saul III	44	President and Director since June 1997. Vice Chairman of the Company from 1997 to 2003. Executive Vice President of the B.F. Saul Company. President of the B.F. Saul Property Company. Senior Vice President and a Trustee of the B.F. Saul Real Estate Investment Trust*. Vice Chairman of Chevy Chase Bank, F.S.B.*, Emeritus Chairman of the Boys & Girls Clubs of Greater Washington. Director of Children’s National Medical Center. Director of The Conservation Fund and the Economic Club of Washington, DC.

Name	Age	Principal Occupation and Current Directorships
Class Three Directors–Term Ends at 2008 Annual Meeting

B. Francis Saul II	73	Chairman, Chief Executive Officer and Director since June 1993. President and Chairman of the Board of Directors of the B.F. Saul Company since 1969. Chairman of the Board of Trustees of the B.F. Saul Real Estate Investment Trust* since 1969 and a Trustee since 1964. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B.* since 1969. Member of National Gallery of Art Trustees Council. Trustee of the National Geographic Society, Trustee of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution.

John E. Chapoton	69	Director since October 2002. Partner, Brown Investment Advisory since 2001. Partner in the law firm of Vinson & Elkins L.L.P. from 1984 to 2000. Director of Stancorp Financial Group*.

James W. Symington	78	Director since June 1993. Of Counsel in the law firm of O’Connor & Hannan since 1986. Member of Congress from 1969 to 1977. U.S. Chief of Protocol from 1966 to 1968. Chairman Emeritus of National Rehabilitation Hospital.

John R. Whitmore	72	Director since June 1993. Financial Consultant. Senior Advisor to the Bessemer Group, Inc. from 1999 to 2002. Formerly President and Chief Executive Officer of the Bessemer Group and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to 1998. Director of Old Westbury Funds, Inc.*, the B.F. Saul Company, Chevy Chase Bank, F.S.B.* and Chevy Chase Property Company. Trustee of the B.F. Saul Real Estate Investment Trust*. Chairman of the Board of Directors of ASB Capital Management, Inc. and Chevy Chase Trust Company.

*	Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940.

Compensation Committee Interlocks and Insider Participation

B. Francis Saul II, Chairman of the Board and Chief Executive Officer of the Company, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 2005. Gilbert M. Grosvenor, a director of the Company and a member of the Company’s Compensation Committee during 2005, serves as Chairman of the Board of Trustees of the National Geographic Society.

CORPORATE GOVERNANCE

Board of Directors

General. The Company is currently managed by a 12-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The corporate governance guidelines are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.

Independence and Composition. The Articles and the New York Stock Exchange (“NYSE”) listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Chapoton, Grosvenor, Jackson, Kay, Kelley, Longsworth, Noonan and Symington, representing a majority of the Board of Directors, are “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Meetings and Attendance. The Board of Directors met five times in the year ended December 31, 2005. Each of the directors currently serving on the Board of Directors, including the nominees, attended at least 80% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. Eleven of the 12 directors were in attendance for the 2005 annual meeting of stockholders.

In addition, non-management members of the Board of Directors met in executive session two times in the fiscal year ended December 31, 2005. Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2005, Mr. Grosvenor, as Chairman of the Nominating and Corporate Governance Committee, presided over both executive sessions.

Shareholder Communications. The Board of Directors has adopted a process whereby its stockholders can send communications directly to the directors. Any stockholder wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accountants the plans and results of the audit engagement,

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accountants,

•	reviews the independence of the independent registered public accountants,

•	reviews the adequacy of the Company’s internal control over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accountants and management.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which is referred to as the Exchange Act, and the NYSE listing standards. In 2005, Messrs. Kelley, Kay, Longsworth, Noonan and Symington, were, and they currently are, the members of the Audit Committee, with General Kelley serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Kay is an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings. The Audit Committee met eight times in the year ended December 31, 2005.

Nominating and Corporate Governance Committee

General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time,

•	develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors, and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills – knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics – ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition – diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Company’s Bylaws, and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the Company’s previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2007 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:

•	the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof,

•	the number of each class of the Company’s stock which is owned beneficially and of record by the stockholder and the beneficial owner,

•	the date or dates upon which the stockholder acquired the stock,

•	the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal, and

•	all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected).

The Chairman of the Annual Meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.

Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. In 2005, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Nominating and Corporate Governance Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Nominating and Corporate Governance Committee met once in the year ended December 31, 2005.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for the Company’s officers,

•	making recommendations to the Board with respect to the compensation of directors, and

•	approving all awards to any officer under the Company’s stock option and equity incentive plans.

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. In 2005, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Compensation Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Compensation Committee met twice in the year ended December 31, 2005.

Executive Committee

General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.

Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. In year 2005, Messrs. Caraci, Jackson, Saul II and Saul III, were, and they currently are, the members of the Executive Committee, with Mr. Saul II serving as chairman.

Meetings. The Executive Committee did not meet during the year ended December 31, 2005.

Ethical Conduct Policy and Senior Financial Officer Code of Ethics

The Directors, officers and employees of the Company are governed by the Company’s Ethical Conduct Policy. The Company’s Chairman and Chief Executive Officer, Senior Vice President–Chief Financial Officer, Treasurer and Secretary, Vice President and Chief Accounting Officer and Controller are also governed by the Code of Ethics for senior financial officers. The Ethical Conduct Policy and the Code of Ethics are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Amendments to, or waivers from, a provision of the Ethical Conduct Policy or the Code of Ethics will be posted to the Company’s website within five business days following the date of the amendment or waiver.

Compensation of Directors

Directors of the Company are currently paid an annual retainer of $20,000 and a fee of $1,200 for each Board or Committee meeting attended, and are annually awarded 200 shares of the Company’s Common Stock. The shares are issued on the date of each annual meeting of stockholders to each director serving on the Board of Directors as of the record date of such meeting, and transfer of the shares is restricted for a period of 12 months following the date of issue. In 2004, the Compensation Committee approved the automatic grant of options to purchase 2,500 shares of Common Stock to each of the Directors of the Company, as of the date of each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting. The options are exercisable upon their award at an exercise price of the fair market value of the Company’s Common Stock on the date of each such annual meeting. As a result, on May 6, 2005, the date of the 2005 annual meeting of stockholders, the Compensation Committee awarded options to purchase 2,500 shares of Common Stock to each of the Directors. The options were exercisable upon their award at an exercise price of $33.22 per share, representing the fair market value of the Company’s Common Stock on the date of grant. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

In addition, directors may elect to participate in the Deferred Compensation and Stock Plan discussed below. For the period March 11, 2005 through March 9, 2006 (the “2005 Period”), 18,201 shares were credited to the directors’ deferred fee accounts.

Upon his resignation as President in March 2003, Philip D. Caraci entered into a consulting arrangement with the Company. The arrangement, which is terminable by either party at any time, provides that Mr. Caraci shall receive $100,000 per annum for consulting services provided to the Company. In 2005, Mr. Caraci received $100,000 in consulting fees pursuant to this arrangement.

Deferred Compensation Plan

A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director is determined based on the market value of the Common Stock on the day the deferred director’s fees were earned. Through March 9, 2006, 190,515 of the 270,000 shares the Company has authorized and reserved for issuance have been credited to the directors’ deferred fee accounts.

The following table sets forth fees deferred into shares of Common Stock by directors under the Directors Plan.

	Number of Shares Credited to Stock Deferred Fee Account
Name	2005 Period	Total
Philip D. Caraci	1,370	14,203
John E. Chapoton	831	3,085
Gilbert M. Grosvenor	2,082	27,590
Philip C. Jackson, Jr.	882	16,542
David B. Kay	1,231	3,779
General Paul X. Kelley	1,422	7,846
Charles R. Longsworth	2,395	29,961
Patrick F. Noonan	1,778	22,096
B. Francis Saul II	1,347	13,693
B. Francis Saul III	1,337	13,485
James W. Symington	1,574	11,291
John R. Whitmore	1,952	26,944

Total	18,201	190,515

REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy. The goal of the Compensation Committee is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving Company business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual bonuses and incentive stock options. The Compensation Committee reviews and approves the Company’s policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and (c) long-term incentives, including awards of stock options.

Base Salary and Bonus Awards. As part of its review of compensation, the Committee considers a variety of factors, including each individual’s tenure, level and scope of responsibility and performance, contribution to the Company’s achievement of its long-term goals, as well as factors relating to the overall performance of the Company and management’s recommendations regarding compensation. The Compensation Committee also considers whether the executive officers’ spend a portion of their time to managing other related entities.

The Committee believes that base salary levels and annual bonus awards are lower than the base salary levels and annual bonus awards of officers of comparable real estate investment trusts and other real estate companies. The Committee also believes that the current base salary levels and annual bonus awards of the Company’s officers take into account the unique talents and skills of its officers.

Stock Option Grants. While not a key element in compensation, the Compensation Committee believes that the prudent use of equity incentives aligns the interest of officers with those of stockholders and promotes long-term stockholder value. The 2004 Stock Plan provides for grants of nonqualified and incentive stock options to employees, including officers. The Compensation Committee administers the plan and determines the participants who receive stock option grants, the terms of the grants, the schedule for exercisability or nonforfeitability, and the time and conditions for expiration of the grants. The Compensation Committee will continue to look at the total compensation package for each officer, and the policies underlying the Company’s long-term compensation goals when granting awards under the plan.

On May 6, 2005, the Compensation Committee awarded 132,500 stock options to officers of the Company. Of the 132,500 stock options, 35,500 were incentive stock options and 97,000 were nonqualified stock options. The options vest 25% per year over a four-year period and are exercisable at $33.22 per share, representing the fair market value of the Company’s Common Stock on the date of grant.

Compensation of the Chief Executive Officer. The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards of the Chief Executive Officer. In 2005, B. Francis Saul II received a base salary of $125,000 and a bonus award of $10,000. In doing so, the Compensation Committee considered the Company’s 2005 performance and additional subjective factors such as Mr. Saul’s continued success in maintaining a stable and creditworthy tenant base and income stream, retaining a team of highly-qualified professionals, as well as maintaining overall stockholder confidence. The compensation paid to the Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chief Executive Officer devotes a portion of his time to managing other related entities.

Members of the Compensation Committee
Gilbert M. Grosvenor, Chairman
Philip C. Jackson, Jr.

March 9, 2006

Executive Officers Who Are Not Directors

The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director of the Company. With the exception of M. Laurence Millspaugh, Kenneth D. Shoop and Thomas H. McCormick, who joined the Company in 1996, 2003 and 2005, respectively, each listed individual has held an office with the Company since its inception in June 1993.

Name	Age	Position and Background
Christopher H. Netter	51	Senior Vice President – Leasing since 1998. Vice President – Leasing of the Company from 1993 to 1998. Vice President of the B.F. Saul Company and B.F. Saul Property Company and Assistant Vice President of the B.F. Saul Real Estate Investment Trust from 1987 to 1993.

Scott V. Schneider	48	Senior Vice President – Chief Financial Officer, Treasurer and Secretary since 1998. Vice President – Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B.F. Saul Company and B.F. Saul Property Company and Assistant Vice President of the B.F. Saul Real Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.	52	Senior Vice President – Management since 2000. Vice President – Management of the Company from 1993 to 2000. Vice President of the B.F. Saul Company and B.F. Saul Property Company and Assistant Vice President of the B.F. Saul Real Estate Investment Trust from 1981 to 1993.

John F. Collich	46	Senior Vice President – Retail Development since 2000. Vice President – Retail Development of the Company from 1993 to 2000. Vice President of the B.F. Saul Company and B.F. Saul Property Company in 1993.

M. Laurence Millspaugh	48	Senior Vice President – Acquisitions and Development since 2002. Senior Vice President – Acquisitions and Development of the B.F. Saul Company from 2002 to present. Vice President of Development of the Company and the B.F. Saul Company from 1996 to 2002. Senior Vice President of Buchanan Companies from 1989 to 1996.

Kenneth D. Shoop	46	Vice President – Chief Accounting Officer since December 2003. Vice President, Treasurer and Chief Accounting Officer of the B.F. Saul Real Estate Investment Trust since January 2004. Vice President of the B.F. Saul Company and B.F. Saul Property Company since September 2003. Vice President and Controller of Federal Realty Investment Trust from 2000 to September 2003. Assistant Controller of Federal Realty Investment Trust from 1992 to 2000.

Thomas H. McCormick	55	Senior Vice President – General Counsel since February 2005. Executive Vice President and General Counsel of Chevy Chase Bank, F.S.B. Senior Vice President and General Counsel of the B. F. Saul Company. Vice President and General Counsel of the B. F. Saul Real Estate Investment Trust. Partner with Shaw Pittman LLP from 1985 to 2005.

EXECUTIVE COMPENSATION

Annual Compensation

The Company pays compensation to its executive officers for their services in such capacity. The following Summary Compensation Table sets forth the annual and long-term compensation paid by the Company to the Company’s Chief Executive Officer and each of its four other most highly compensated executive officers who were serving as of December 31, 2005, (“named executive officers”) for, or with respect to, the periods ended December 31, 2005, 2004, and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation	All Other Compensation (1)
Name and Principal Position	Year	Salary	Bonus	Stock Option Awards (Shs)
B. Francis Saul II Chairman and Chief Executive Officer	2005 2004 2003	$125,000 125,000 125,000	$10,000 10,000 10,000	— — —	$8,100 6,369 6,369

B. Francis Saul III President (2)	2005 2004 2003	366,154 326,154 286,462	30,400 27,200 24,000	40,000 40,000 80,000	23,793 17,140 13,232

Christopher H. Netter Senior Vice President Leasing	2005 2004 2003	282,038 262,846 251,108	43,500 18,690 17,897	15,000 15,000 30,000	22,852 20,997 20,048

Scott V. Schneider Senior Vice President Chief Financial Officer	2005 2004 2003	281,692 261,846 246,400	43,500 18,620 17,724	15,000 15,000 30,000	22,827 19,962 20,720

John F. Collich Senior Vice President Retail Development	2005 2004 2003	242,731 224,846 213,615	37,500 34,350 32,603	15,000 15,000 30,000	19,793 18,325 17,386

(1)	Amounts paid represent Company’s contribution to Employees’ Profit Sharing Retirement Trust and to a nonqualified deferred retirement plan and Company’s payment of life insurance premiums for the benefit of the named executive officers.
(2)	Served as Vice Chairman until March 20, 2003.

Stock Option Grants in Last Year

The following table sets forth the options to purchase Common Stock granted to the named executive officers in 2005.

	Individual Grants
	Number of Shares Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Year	Exercise or Base Price ($/Sh)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)(2)	10% ($)(2)
B. Francis Saul II Chairman and Chief Executive Officer	—	—	—	—	—	—
B. Francis Saul III President	40,000	30.2%	$33.22	5/5/15	$835,600	$2,117,600
Christopher H. Netter Senior Vice President Leasing	15,000	11.3%	33.22	5/5/15	313,350	794,100
Scott V. Schneider Senior Vice President Chief Financial Officer	15,000	11.3%	33.22	5/5/15	313,350	794,100
John F. Collich Senior Vice President Retail Development	15,000	11.3%	33.22	5/5/15	313,350	794,100

(1)	The expiration date of the options is ten years after the date of the grant.
(2)	The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed compounded rates of appreciation at 5% and 10% from the date of the grant to the expiration date of the options. These assumed annual rates of stock price appreciation are specified by the SEC. No assurance can be given that such rates will be achieved.

Aggregated Options Exercised in Last Year, and Year-End Share Option Values

The following table provides information regarding option exercises during 2005 by the named executive officers and the value of such officers’ unexercised options at December 31, 2005.

Name	Shares/Units Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($) Exercisable/Unexercisable
B. Francis Saul II Chairman and Chief Executive Officer	—	—	5,000 /—	$33,000 /—
B. Francis Saul III President	—	—	55,000 /110,000	583,800 /$872,400
Christopher H. Netter Senior Vice President Leasing			11,250 / 41,250	122,625 /327,150
Scott V. Schneider Senior Vice President Chief Financial Officer	—	—	18,750 / 41,250	206,550 /327,150
John F. Collich Senior Vice President Retail Development	—	—	18,750 / 41,250	206,550 /327,150

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 9, 2006 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	513,125	(2)	$27.80	261,560
Equity compensation plans not approved by security holders	—	(3)	—	—

(1)	Consists entirely of common shares authorized for issuance under the 1993 Stock Option Plan and the 2004 Stock Plan.
(2)	Excludes 20,515 shares of Common Stock issued upon the deferral of directors’ compensation fees under the Company’s 2004 Deferred Compensation Plan for Directors. Such shares were awarded at the market value of the Common Stock on the day the deferred director’s fees were earned.
(3)	170,000 shares of Common Stock were issued upon deferral of directors’ compensation fees under the Company’s prior Deferred Compensation and Stock Plan for Directors. Such shares were issued at the market value of the Common Stock on the day the deferred director’s fees were earned.

AUDIT COMMITTEE REPORT

The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal controls over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of management’s assessment.

The Audit Committee has also discussed with the independent registered public accounting firm those items required by SAS 61, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written report required by Independence Standards Board Standard No. 1 from the independent registered public accounting firm regarding their independence, and has discussed this report with them.

2005 and 2004 Independent Registered Public Accounting Firm Fee Summary. During years 2005 and 2004, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

	Year 2005	Year 2004
Audit Fees (1)	$547,000	$491,000
Audit Related & Consultation Fees (2)	5,000	106,000
Tax Fees (3)	11,000	119,000
Other	—	—

Total Fees	$563,000	$716,000

(1)	Audit fees include the audit fee, fees incurred for attestation relating to management’s assessment of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.
(2)	Audit related fees consist of fees incurred for audits related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.
(3)	Tax fees consist of fees for tax consultation and tax compliance services.

The Audit Committee has determined that the provision of audit related and tax services by Ernst & Young LLP during 2005 is compatible with maintaining Ernst & Young LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant. Consistent with SEC policies regarding registered public accountant independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accountant. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accountant.

Prior to engagement of the independent registered public accountant for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accountant and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accountant for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accountant.

Conclusion. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

General Paul X. Kelley, Committee Chairman
David B. Kay
Charles R. Longsworth
Patrick F. Noonan
James W. Symington

March 9, 2006

PERFORMANCE GRAPH

Rules promulgated under the Exchange Act require the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. The graph compares the cumulative total stockholder return of the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the National Association of Real Estate Investment Trust Equity Index (“NAREIT Equity”), the S&P 500 Index (“S&P 500”) and the Russell 2000 Index (“Russell 2000”). The graph assumes the investment of $100 on January 1, 2001.

Comparison of Cumulative Total Return

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 9, 2006, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person. For purposes of this table, “beneficially owned” includes securities redeemable or exercisable for Common Stock that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 9, 2006. As a result, the number of shares set forth below includes the number of shares of Common Stock the person holds and shares of Common Stock the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 9, 2006.

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	5,488,758	(3)	32.4%
Philip D. Caraci	160,036	(4)	*
John E. Chapoton	8,625	(5)	*
Gilbert Grosvenor	32,880	(6)	*
Philip C. Jackson, Jr.	68,241	(7)	*
David B. Kay	11,617	(8)	*
General Paul X. Kelley	29,254	(9)	*
Charles R. Longsworth	37,561	(10)	*
Patrick F. Noonan	39,705	(11)	*
B. Francis Saul III	82,970	(12)	*
James W. Symington	17,525	(13)	*
John R. Whitmore	34,594	(14)	*
John F. Collich	23,270	(15)	*
Christopher H. Netter	11,718	(16)	*
Scott V. Schneider	23,053	(17)	*
Wellington Management Company, LLP 75 State Street Boston, MA 02109	913,000	(18)	5.5%
All directors and officers as a group (19 persons)	6,090,015		35.6%

*	Less than 1 percent
(1)	Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, MD 20814-6522.
(2)	Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes 190,515 shares earned by directors in the Directors Plan. (See page 11, Deferred Compensation Plan)
(3)

Includes 4,189,472 shares owned by the B. F. Saul Real Estate Investment Trust, 332,171 shares owned by Dearborn LLC, 130 shares owned by Avenel Executive Park, Phase II, LLC, 244,631 shares owned by B. F. Saul Property Co., 215,071 shares owned by the B. F. Saul Company, 390,200 shares owned by Westminster Investing Corporation, 7,250 shares owned by Van Ness Square Corporation, 23,014 shares owned by various family trusts for which Mr. Saul II is either the sole trustee or sole custodian for a child, and 67,023 shares owned by Mr. Saul II’s spouse. Mr. Saul II disclaims beneficial ownership of 67,023 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 5,000 shares subject to currently exercisable options held by Mr. Saul II. Excludes 1,398,748 shares owned by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, (the “Employee Trust”). Mr. Saul II is one of four Trustees for the Employee Trust and has an interest in the Employee Trust as one of the participating employees. Excludes 2,524,138 units in Saul Holdings Limited Partnership (the “Partnership”) owned by B. F. Saul Real Estate Investment Trust, 1,796,895 units in the Partnership owned by Dearborn LLC, 222,144 units in the Partnership owned by the B. F. Saul Property Company, 574,111 units in the Partnership owned by Van Ness Square Corporation, 237,538 units in the Partnership owned by Westminster Investing

Corporation, and 10,853 units in the Partnership owned by Avenel Executive Park Phase II, LLC. In general, these units are convertible into shares of Common Stock on a one-for-one basis. However, under the terms of the limited partnership agreement of the Partnership, at the current time, these units may not be converted into shares of Common Stock because the conversion would cause Mr. Saul II and his affiliates to beneficially own collectively greater than 24.9% of the outstanding shares of Common Stock.

(4)	Includes 53,661 shares owned by Mr. Caraci’s spouse in an individual retirement account. Mr. Caraci disclaims beneficial ownership of 53,661 shares owned by his spouse. Includes 5,000 shares subject to currently exercisable options held by Mr. Caraci. Excludes 1,398,748 shares owned by the Employee Trust. Mr. Caraci is one of four Trustees for the Employee Trust.
(5)	Includes 5,000 shares subject to currently exercisable options held by Mr. Chapoton.
(6)	Includes 5,000 shares subject to currently exercisable options held by Mr. Grosvenor.
(7)	Includes 5,000 shares subject to currently exercisable options held by Mr. Jackson. Includes 2,800 shares owned by Mr. Jackson’s spouse. Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.
(8)	Includes 5,000 shares subject to currently exercisable options held by Mr. Kay.
(9)	Includes 5,000 shares subject to currently exercisable options held by Mr. Kelley.
(10)	Includes 5,000 shares subject to currently exercisable options held by Mr. Longsworth.
(11)	Includes 5,000 shares subject to currently exercisable options held by Mr. Noonan. Includes 6,016 shares owned by Mr. Noonan’s spouse. Mr. Noonan disclaims beneficial ownership of 6,016 shares owned by his spouse.
(12)	Includes 55,000 shares subject to currently exercisable options held by Mr. Saul III.
(13)	Includes 5,000 shares subject to currently exercisable options held by Mr. Symington.
(14)	Includes 5,000 shares subject to currently exercisable options held by Mr. Whitmore.
(15)	Includes 18,750 shares subject to currently exercisable options held by Mr. Collich.
(16)	Includes 329 shares owned by Mr. Netter’s spouse. Mr. Netter disclaims beneficial ownership of the 329 shares owned by his spouse. Includes 11,250 shares subject to currently exercisable options.
(17)	Includes 18,750 shares subject to currently exercisable options and 1,458 shares owned by Mr. Schneider’s children.
(18)	This information is based on a Schedule 13G filed with the SEC on February 14, 2006 in which it was reported that Wellington Management Company, LLP, in its capacity as an investment adviser, had shared power to vote or direct the voting of 789,600 shares, and the shared power to dispose or to direct the disposition of 892,100 shares. According to this Schedule 13G filing, these shares are owned of record by clients of Wellington Management Company, LLC, and those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain relationships existing between (i) the Company and its subsidiaries, including Saul Holdings Limited Partnership (the “Partnership”) and two subsidiary limited partnerships (the “Subsidiary Partnerships”, and collectively with the Partnership, the “Partnerships”), and (ii) B.F. Saul Real Estate Investment Trust, the B.F. Saul Company, Chevy Chase Bank, F.S.B. and certain other affiliated entities, each of which is controlled by B. Francis Saul II and his family members (collectively, “The Saul Organization”) are discussed below.

Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a shared services agreement (the “agreement”) with The Saul Organization that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Company’s Articles and NYSE rules. Billings by The Saul Organization for the Company’s share of these ancillary costs and expenses, which included $661,000 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2005 totaled $3,462,000. At December 31, 2005, $305,000 was owed to The Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and The Saul Organization, the Company has not obtained a third party appraisal of the value of these services.

Related Party Rents. Chevy Chase Bank leases space in 15 of the properties owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 2005 through December 31, 2005 was $1,768,000. Although the Company believes that these leases have comparable terms to leases it has entered into with third-party tenants, the terms of these leases were not set as a result of arm’s-length negotiation. The terms of any lease with Chevy Chase Bank are approved in advance by the Audit Committee, which is comprised solely of independent directors.

The Company’s corporate headquarters lease commenced in March 2002. The Company’s corporate headquarters lease is leased by a member of The Saul Organization. The 10-year lease provides for base rent escalated at 3% per year, with payment of a pro-rata share of operating expenses over a base year amount. The Company and The Saul Organization entered into a Shared Services Agreement whereby each party pays an allocation of total rental payments on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2005 was $661,000. Although the Company believes that this lease has comparable terms to what would have been obtained from a third party landlord, it did not seek bid proposals from any independent third parties when entering into its new corporate headquarters lease.

Management Personnel. The Company’s Chief Executive Officer, President, Vice President-Chief Accounting Officer and Senior Vice President-General Counsel are also officers of various members of The Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as its officers, the amount of management time devoted to the Company will depend on its specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that its Chief Executive Officer will spend less than a majority of his management time on Company matters, while the President, Vice President-Chief Accounting Officer and Senior Vice President-General Counsel may or may not spend less than a majority of their management time on the Company’s matters.

Exclusivity and Right of First Refusal Agreements. The Company will acquire, develop, own and manage shopping center properties and will own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization will continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. The agreement relating to exclusivity and the right of first refusal between the Company and The Saul Organization (other than Chevy Chase Bank, F.S.B.) (the “Exclusivity and Right of First Refusal Agreement”) generally requires The Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to The Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and The Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties.

Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships’ debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 2005, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $169,322,000. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

It is presently contemplated that the 2007 annual meeting of stockholders will be held in mid-April 2007. Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2007, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 21, 2006.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of the Company’s Bylaws, which are described under the section captioned “Board of Directors – Corporate Governance – Nominating and Corporate Governance Committee - Selection of Director Nominees.” As a result, assuming that our 2007 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2006 annual meeting of stockholders, the Company must receive any proposals for consideration at the 2007 annual meeting of stockholders no earlier than January 28, 2007 and no later than February 27, 2007. In addition, the form of proxy that the Board of Directors will solicit in connection with the Company’s 2007 annual meeting of stockholders will confer discretionary authority to vote on any proposal received between November 21, 2006 and January 28, 2007, or after February 27, 2007.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2005 accompanies this Proxy Statement.

By order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 14, 2006

Bethesda, Maryland

Annex A

PROPOSED

ARTICLES OF AMENDMENT

TO

THE FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SAUL CENTERS, INC.

Saul Centers, Inc., a Maryland corporation having its principal office in Maryland in Bethesda, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The definition of “Existing Holder Limit” in ARTICLE VI, SECTION 4.A of the First Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) is hereby amended to read as follows:

“‘Existing Holder Limit’ shall mean, with respect to any given day as to which such limit is being computed, the greater of (i) the Ownership Limit on such day and (ii) the Value, as of the close of the next preceding day, of 39.9 percent of the then-outstanding Equity Stock, subject to adjustment pursuant to paragraph J of this Section 4 and to the limitations contained in paragraph L of this Section 4.”

SECOND: The definition of “Ownership Limit” in ARTICLE VI, SECTION 4.A. of the Articles of Incorporation is hereby amended to read as follows:

“‘Ownership Limit’ shall mean 2.5 percent of the Value of the outstanding Equity Stock, subject to adjustment as set forth in paragraph K of this Section 4 (but not more than 9.8 percent of the Value of the outstanding Equity Stock, as so adjusted).”

THIRD: ARTICLE VI, SECTION 4.F(1) of the Articles of Incorporation is hereby amended to read as follows:

“(1) Every Beneficial or Constructive Owner of more than 1.9 percent, or such lower percentages as required pursuant to regulations under the Code, of the Value of the outstanding Equity Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of Equity Stock Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit or the Existing Holder Limit, or otherwise, as the case may be.”

FOURTH: ARTICLE VI, SECTION 4.M. of the Articles of Incorporation is hereby amended to read as follows:

“M. Legend. Each certificate for shares of Equity Stock shall bear substantially the following legend:

‘The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Equity Stock in excess of 2.5 percent (or such greater percentage as may be determined by the Board of

Directors of the Corporation) of the Value of the outstanding shares of Equity Stock of the Corporation (except in such circumstances as the Existing Holder Limit shall apply); or (ii) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Equity Stock represented hereby automatically will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.’”

FIFTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

IN WITNESS WHEREOF: Saul Centers, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested by its Senior Vice President, Chief Financial Officer, Treasurer and Secretary on                 , 2006.

THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of Saul Centers, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

ATTEST:	Saul Centers, Inc.

Scott V. Schneider, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	B. Francis Saul II Chairman of the Board and Chief Executive Officer

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

The Annual Meeting of Shareholders

will be held at 11:00 a.m., local time,

on April 28, 2006, at the

Hyatt Regency Bethesda,

One Bethesda Metro Center,

Bethesda, MD

(at the southwest corner of

the Wisconsin Avenue and

Old Georgetown Road

intersection, adjacent to the Bethesda

Metro Stop on the Metro Red Line.)

SAUL CENTERS, INC.

A Proxy for Annual Meeting of Stockholders

April 28, 2006

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and B. Francis Saul III, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on

April 28, 2006 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 14, 2006, a copy of which has been received by the undersigned as follows:

This Proxy will be voted as directed or, if no directions

given, will be voted “for” the matters stated.

(Continued, and to be marked, dated and signed, on the other side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this X

1. Election of four directors to serve until the annual meeting of stockholders in 2009:

(To withhold authority to vote for any individual nominee,

strike a line through that nominee’s name in the list below)

1 – Philip D. Caraci                 2 – Gilbert M. Grosvenor

3 – Philip C. Jackson Jr.         4 – David B. Kay

☐  FOR             ☐  WITHHOLD AUTHORITY

2. To amend the Company’s First Amended and Restated Articles of Incorporation regarding stockholder ownership limits.

☐  FOR             ☐  AGAINST         ☐  ABSTAIN

3. Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.

☐  FOR             ☐   AGAINST        ☐  ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

☐  FOR             ☐  AGAINST        ☐  ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.